Exhibit 99.1

NRG Yield, Inc. Reports Third Quarter 2015 Financial Results, Completes Drop Down Acquisition from NRG, Updates 2015 and Initiates 2016 Financial Guidance, Increases Fourth Quarter Dividend by 2.4%

Financial Highlights

•                  $198 million of Adjusted EBITDA for third quarter 2015

•                  $132 million of Cash Available for Distribution (CAFD) for third quarter 2015

•                  $0.21 per share quarterly dividend to Class A and Class C common stock ($0.84 per share annualized) paid on September 15, 2015 to shareholders of record as of September 1, 2015

Increasing Dividend

•                  2.4% quarter over quarter increase in common stock dividend payable in fourth quarter of 2015 to $0.215 per share ($0.86 per share annualized), a 15% increase over fourth quarter 2014

•                  Targeting $0.25 per share quarterly dividend ($1.00 per share annualized) by the fourth quarter 2016, a 16% increase over current rate and 67% increase since our first post-IPO dividend in the fourth quarter 2013

Closed the Drop Down Acquisition of Wind Portfolio of Assets from NRG

•                  On November 3, 2015, the Company acquired a 75% interest in an 814 net megawatt (MW) portfolio of twelve wind facilities from NRG, representing 611 net MW, for $210 million in total cash consideration (subject to working capital adjustments)

Updating 2015 and Initiating 2016 Financial Guidance

•                  Updating full year 2015 Financial Guidance which reflects full year impact of the drop down acquisition(1):

•                  Adjusted EBITDA of $705 million from $660 million

•                  CAFD of $165 million, from $160 million

•                  Initiating 2016 Financial Guidance:

•                  Adjusted EBITDA of $805 million

•                  CAFD of $265 million

PRINCETON, NJ — November 4, 2015 — NRG Yield, Inc. (NYSE: NYLD, NYLD.A) today reported third quarter 2015 financial results including Adjusted EBITDA of $198 million and CAFD of $132 million. Net income attributable to Class A and Class C stockholders for the three months ended September 30, 2015 was $17 million or $0.18 per Class A and Class C common share.

(1)  In accordance with GAAP, Adjusted EBITDA results reflect the full year impact of the drop down as if the combination has been in effect since the inception of common control which represents the entirety of the change vs. previous 2015 Guidance. Updated 2015 CAFD excludes CAFD from the November 3rd drop down through the closing date

“NRG Yield continues to execute by delivering strong 3rd quarter results and again increasing our dividend for our shareholders,” said David Crane, NRG Yield’s Chairman and Chief Executive Officer. “With the recent closing of the latest drop down, NRG Yield continues to demonstrate its ability to consummate transactions with its parent company, NRG Energy, which in part allows the company to maintain its dividend growth commitments while also continuing to have visibility into further growth through the NRG ROFO pipeline.”

Overview of Financial and Operating Results

Note 1: In accordance with GAAP, 2014 results have been recast to include the Drop Down Assets acquired by NRG Yield from NRG on June 30, 2014 (June 2014 Drop Down Assets) and January 2, 2015 (January 2015 Drop Down Assets) as if the combination has been in effect since the inception of common control.

Table 1: Selected Financial Results

	Three Months Ended		Nine Months Ended
($ in millions)	9/30/15	9/30/14	9/30/15	9/30/14
Operating Revenue	$209	$184	$606	$497
Net Income	34	39	59	107
Adjusted EBITDA	198	166	507	399
Cash Available for Distribution	132	94	164	143

Segment Results

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/15	9/30/14	9/30/15	9/30/14
Conventional	$80	$83	$223	$214
Renewable	106	68	253	141
Thermal	16	17	41	50
Corporate	(4)	(2)	(10)	(6)
Adjusted EBITDA	$198	$166	$507	$399

Table 3: Net Income/(Loss)

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/15	9/30/14	9/30/15	9/30/14
Conventional	$44	$42	$103	$93
Renewable	11	11	(1)	26
Thermal	9	9	20	28
Corporate	(30)	(23)	(63)	(40)
Net Income	$34	$39	$59	$107

For the quarter ended September 30, 2015, NRG Yield reported Net Income of $34 million, Adjusted EBITDA of $198 million, and CAFD of $132 million. Third quarter Adjusted EBITDA was higher than the same period in 2014 by $32 million primarily as a result of the acquisition of Desert Sunlight in the second quarter of 2015, and the Alta Wind portfolio in

August 2014. CAFD was higher primarily as a result of the acquisitions of Desert Sunlight, Alta Wind portfolio, as well as June 2014 and January 2015 Drop Down Assets.

Operational Performance

Table 4: Selected Operating Results

	Three Months Ended		Nine Months Ended
(MWh and MWht in thousands)	9/30/15	9/30/14	9/30/15	9/30/14
Equivalent Availability Factor (Conventional)	99.6%	99.4%	92.8%	95.0%
Renewable Generation Sold (MWh)	954	680	2,858	1,454
Thermal Generation Sold (MWht)(1)	560	532	1,738	1,765

(1) Also includes Thermal MWh sold

For the third quarter 2015, NRG Yield maintained strong safety performance with a 0.65 incident rate. Generation in the renewable segment was 40% higher in the third quarter versus the same period in 2014 as a result of the Alta Wind portfolio acquisition.

Liquidity and Capital Resources

Table 5: Liquidity

($ in millions)	9/30/15	6/30/15	12/31/14
Cash and Cash Equivalents	$125	$281	$406
Restricted Cash	69	38	45
Total Cash	$194	$319	$451
Revolver Availability	378	196	412
Total Liquidity	$572	$515	$863
Less: Acquisition of NRG Wind TE Holdco LLC (November 2015 Drop Down)	(210)
Pro Forma Liquidity	$362

Total liquidity as of September 30, 2015 was $572 million, a decrease of $291 million from December 31, 2014. This reflects a decrease in revolver availability of $34 million and a decrease in cash of $257 million primarily used to fund the acquisition of the January 2015 Drop Down Assets.(2)

Completed Acquisition of 75% Interest in Wind Portfolio from NRG

On November 3, 2015, the Company acquired a 75% interest in an 814 net megawatt (MW) portfolio of twelve wind facilities from NRG, representing 611 net MW, for total cash consideration of $210 million, subject to working capital adjustments. The Company will be responsible for its pro-rata share of non-recourse project debt of $193 million and noncontrolling interest associated with a tax equity structure of $165 million (as of September 30, 2015). These assets were offered to NRG Yield by NRG pursuant to the Right of First Offer Agreement. The wind assets included in the portfolio are:

•                  Elkhorn Ridge — 54 MW wind facility located in Bloomfield, NE

•                  San Juan Mesa — 90 MW wind facility located in Elida, NM

•                  Wildorado — 161 MW wind facility located in Vega, TX

•                  Crosswinds — 21 MW wind facility located in Ayrshire, IA

•                  Forward — 29 MW wind facility located in Berlin, PA

(2)  See Appendix A-6 for Nine Months Ended 2015 Sources and Uses of Cash and Cash Equivalents detail

•                  Hardin — 15 MW wind facility located in Jefferson, IA

•                  Odin — 20 MW wind facility located in Odin, MN

•                  Sleeping Bear — 95 MW wind facility located in Woodward, OK

•                  Spanish Fork — 19 MW wind facility located in Spanish Fork, UT

•                  Lookout — 38 MW wind facility located in Berlin, PA

•                  Goat Wind — 150 MW wind facility located in Sterling City, TX

•                  Elbow Creek — 122 MW wind facility located in Howard County, TX

The acquisition results in an increase of 611 net MW of operating wind capacity owned by NRG Yield, diversifying the portfolio offtakers as well as the geography of the renewable resources across the United States.

Quarterly Dividend Updates

On August 4, 2015, the Company announced the declaration of a quarterly dividend on each of the Company’s Class A and Class C common stock of $0.21 per share ($0.84 per share annualized) paid on September 15, 2015 to stockholders of record as of September 1, 2015. This equated to a 5% increase over the prior quarter.

On November 4, 2015, the Company announced the declaration of a quarterly dividend on Class A and Class C common stock of $0.215 per share ($0.86 per share annualized) payable on December 15, 2015 to stockholders of record as of December 1, 2015. This equates to a 2.4% increase over the prior quarter.

Seasonality

NRG Yield’s quarterly operating results continue to be impacted by seasonal factors. The majority of NRG Yield’s revenues are generated from the months of May and September, as contracted pricing and renewable resources are at their highest levels in the Company’s core markets. The factors driving the fluctuation in Adjusted EBITDA and CAFD include the following:

•                  Higher summer capacity prices from conventional assets;

•                  Higher solar intensity during the summer months;

•                  Debt service payments which are made either quarterly or semi-annually; and

•                  Timing of maintenance capital expenditures

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distribution on a quarterly basis.

Updating 2015 Financial Guidance and Initiating 2016 Guidance

As a result of the acquisition of the November 2015 Drop Down Assets, NRG Yield is updating its full year 2015 guidance(3) for Adjusted EBITDA to $705 million, from $660 million, and CAFD to $165 million, from $160 million, although actual results may vary depending on the operating performance of the assets.

The Company is initiating 2016 Full Year guidance of $805 million of Adjusted EBITDA and $265 million of CAFD.

(3)  In accordance with GAAP, Adjusted EBITDA results include the full year impact of the drop down as if the combination has been in effect since the inception of common control which represents the entirety of the change vs. previous 2015 Guidance. Updated 2015 CAFD excludes CAFD from the November 3rd drop down through the closing date

NRG Yield’s anticipated operations and CAFD guidance for renewable assets are based on internal expectations for renewable resource availability using wind and solar studies conducted on-site, historical conditions at existing facilities, and actual results during the ownership of these assets. Results may be impacted by renewable resource volatility occurring from meteorological events which are out of the Company’s control. For example, a 5% increase or decrease in MWh production across the wind and solar portfolios could change CAFD by approximately $20 million and $6 million, respectively.

The Company is targeting a quarterly dividend of $0.25 per share ($1.00 per share annualized) on each of the Company’s Class A and Class C common stock by the 4th quarter of 2016. This represents a 16% increase over the current annualized dividend.

Table 6: Adjusted EBITDA and Cash Available for Distribution Guidance(4)

($ in millions)	Prior 2015 Guidance (8/4/2015)	Updated 2015 Guidance	2016 Guidance
Income before Income Taxes	150	140	275
Interest Expense, net	250	260	270
Depreciation, Amortization, Contract Amortization, and ARO Expense	260	305	260
Adjusted EBITDA	$660	$705	$805
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(101)	(115)	(122)
Cash distributions from unconsolidated affiliates	82	86	87
Cash distributions to non-controlling interest	—	—	(13)
Cash distribution to non-controlling interest prior to Drop Down (NRG)(5)	—	(15)	—
Tax Equity Proceeds	—	—	14
Cash interest paid	(241)	(254)	(235)
Maintenance capital expenditures	(15)	(17)	(25)
Change in other assets	(12)	(12)	(8)
Principal amortization of indebtedness	(213)	(213)	(238)
Estimated Cash Available for Distribution	$160	$165	$265

Earnings Conference Call

On November 4, 2015, NRG Yield will host a conference call at 10:30 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG Yield’s website at http://www.nrgyield.com and clicking on “Presentations & Webcasts.”

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the United States, including fossil fuel, solar and wind power generation facilities that provide the capacity to support more than two million American homes and businesses. Our thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations. NRG Yield’s Class C and

(4)  Guidance excludes the impact of interest on cash drawn on NRG Yield’s revolving credit facility as of November 3rd, 2015 which equates to $7 million on an annualized basis, subject to change

(5)  Cash Distribution reflects NRG Energy ownership of the November 2015 Drop Down Assets from January 1, 2015 through November 3rd, 2015

Class A common stock are traded on the New York Stock Exchange under the symbols NYLD and NYLD.A, respectively. Visit nrgyield.com for more information.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include our Adjusted EBITDA, cash available for distribution, expected earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG Yield believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully execute acquisitions, our ability to enter into new contracts as existing contracts expire, our ability to acquire assets from NRG Energy, Inc. or third parties, our ability to maintain or create successful partnering relationships with NRG Energy and other third parties, our ability to close drop-down transactions, and our ability to maintain and grow our quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and cash available for distribution are estimates as of today’s date, November 4, 2015, and are based on assumptions believed to be reasonable as of this date. NRG Yield expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, NRG Yield makes available free of charge at www.nrgyield.com, copies of materials it files with, or furnish to, the SEC.

# # #

Contacts:

Media:	Investors:

Karen Cleeve	Chad Plotkin
609.524.4608	609.524.4526

Marijke Shugrue	Lindsey Puchyr
609.524.5262	609.524.4527

ITEM 1 — FINANCIAL STATEMENTS

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Three months ended September 30,		Nine months ended September 30,
(In millions, except per share amounts)	2015	2014 (a)	2015	2014 (a)
Operating Revenues
Total operating revenues	$209	$184	$606	$497
Operating Costs and Expenses
Cost of operations	69	60	211	173
Depreciation and amortization	50	34	163	112
General and administrative — affiliate	3	3	9	7
Acquisition-related transaction and integration costs	1	2	2	2
Total operating costs and expenses	123	99	385	294
Operating Income	86	85	221	203
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	19	11	29	26
Other income, net	1	1	2	2
Loss on debt extinguishment	(2)	—	(9)	—
Interest expense	(62)	(48)	(176)	(109)
Total other expense, net	(44)	(36)	(154)	(81)
Income Before Income Taxes	42	49	67	122
Income tax expense	8	10	8	15
Net Income	34	39	59	107
Less: Pre-acquisition net income of Drop Down Assets	—	8	—	33
Net Income Excluding Pre-acquisition Net Income of Drop Down Assets	34	31	59	74
Less: Net income attributable to noncontrolling interests	17	25	37	58
Net Income Attributable to NRG Yield, Inc.	$17	$6	$22	$16
Earnings Per Share Attributable to NRG Yield, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	31	35	25
Weighted average number of Class C common shares outstanding - basic and diluted	63	31	44	25
Earnings per Weighted Average Class A and Class C Common Share - Basic and Diluted	0.18	0.10	0.28	0.31
Dividends Per Class A Common Share	$0.21	$0.365	$0.80	$1.045
Dividends Per Class C Common Share	$0.21	N/A	$0.41	N/A

(a)  Retrospectively adjusted as discussed in Note 1, Nature of Business.

See accompanying notes to consolidated financial statements.

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three months ended September 30,		Nine months ended September 30,
(In millions)	2015	2014 (a)	2015	2014 (a)
Net Income	$34	$39	$59	$107
Other Comprehensive Income (Loss), net of tax
Unrealized (loss) gain on derivatives, net of income tax benefit of $9, $2, $13 and $2	(29)	6	(25)	(28)
Other comprehensive (loss) income	(29)	6	(25)	(28)
Comprehensive Income	5	45	34	79
Less: Pre-acquisition net income of Drop Down Assets	—	8	—	33
Less: Comprehensive income attributable to noncontrolling interests	4	29	35	37
Comprehensive Income (Loss) Attributable to NRG Yield, Inc.	$1	$8	$(1)	$9

(a)  Retrospectively adjusted as discussed in Note 1, Nature of Business.

See accompanying notes to consolidated financial statements.

NRG YIELD, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2015	December 31, 2014 (a)
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$125	$406
Restricted cash	69	45
Accounts receivable — trade	104	85
Accounts receivable — affiliate	1	—
Inventory	30	27
Derivative instruments — affiliate	3	—
Notes receivable	7	6
Deferred income taxes	12	16
Prepayments and other current assets	25	21
Total current assets	376	606
Property, plant and equipment
In service	4,929	4,796
Under construction	4	8
Total property, plant and equipment	4,933	4,804
Less accumulated depreciation	(499)	(338)
Net property, plant and equipment	4,434	4,466
Other Assets
Equity investments in affiliates	553	227
Notes receivable	11	15
Intangible assets, net of accumulated amortization of $80 and $36	1,377	1,423
Derivative instruments	—	2
Deferred income taxes	124	118
Other non-current assets	114	108
Total other assets	2,179	1,893
Total Assets	$6,989	$6,965

(a)  Retrospectively adjusted as discussed in Note 1, Nature of Business.

See accompanying notes to consolidated financial statements.

NRG YIELD, INC.

CONSOLIDATED BALANCE SHEETS (Continued)

	September 30, 2015	December 31, 2014 (a)
	(In millions, except share information)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$224	$214
Accounts payable — trade	22	20
Accounts payable — affiliate	58	46
Derivative instruments	42	48
Accrued expenses and other current liabilities	79	61
Total current liabilities	425	389
Other Liabilities
Long-term debt	4,285	4,573
Derivative instruments	74	69
Other non-current liabilities	53	49
Total non-current liabilities	4,412	4,691
Total Liabilities	4,837	5,080
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 182,848,000 shares issued and outstanding (Class A 34,586,250, Class B 42,738,750, Class C 62,784,250, Class D 42,738,750) and 154,650,000 shares issued and outstanding (Class A 34,586,250, Class B 42,738,750, Class C 34,586,250, Class D 42,738,750) at September 30, 2015 and December 31, 2014, respectively	1	—
Additional paid-in capital	1,820	1,240
Retained earnings	15	3
Accumulated other comprehensive loss	(32)	(9)
Noncontrolling interest	348	651
Total Stockholders’ Equity	2,152	1,885
Total Liabilities and Stockholders’ Equity	$6,989	$6,965

(a)  Retrospectively adjusted as discussed in Note 1, Nature of Business.

See accompanying notes to consolidated financial statements.

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
	2015	2014 (a)
	(In millions)
Cash Flows from Operating Activities
Net income	$59	$107
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions in excess of equity in earnings of unconsolidated affiliates	25	17
Depreciation and amortization	163	112
Amortization of financing costs and debt discount/premiums	11	8
Amortization of intangibles and out-of-market contracts	41	21
Adjustment for debt extinguishment	9	—
Changes in deferred income taxes	8	15
Changes in derivative instruments	(36)	(14)
Changes in other working capital	(11)	(17)
Net Cash Provided by Operating Activities	269	249
Cash Flows from Investing Activities
Acquisition of businesses, net of cash acquired	(37)	(901)
Acquisition of Drop Down Assets, net of cash acquired	(489)	(336)
Capital expenditures	(16)	(28)
(Increase) decrease in restricted cash	(24)	20
Decrease in notes receivable	5	6
Proceeds from renewable energy grants	—	137
Net investments in unconsolidated affiliates	(335)	(17)
Other	—	11
Net Cash Used in Investing Activities	(896)	(1,108)
Cash Flows from Financing Activities
Contributions from noncontrolling interests	119	—
Capital contributions from NRG	—	2
Distributions and return of capital to NRG	—	(45)
Proceeds from the issuance of common stock	599	630
Payment of dividends and distributions to shareholders	(99)	(72)
Proceeds from issuance of long-term debt	589	924
Payment of debt issuance costs	(13)	(26)
Payments for long-term debt	(849)	(220)
Net Cash Provided by Financing Activities	346	1,193
Net (Decrease) Increase in Cash and Cash Equivalents	(281)	334
Cash and Cash Equivalents at Beginning of Period	406	59
Cash and Cash Equivalents at End of Period	$125	$393

(a)  Retrospectively adjusted as discussed in Note 1, Nature of Business.

See accompanying notes to consolidated financial statements.

Appendix Table A-1: Third Quarter 2015 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	44	11	9	(30)	34
Plus:
Income Tax Expense	—	—	—	8	8
Interest Expense, net	11	32	1	17	61
Depreciation, Amortization, and ARO Expense	20	27	5	—	52
Contract Amortization	2	12	1	—	15
Loss on Debt Extinguishment	—	2	—	—	2
Merger and Transaction Costs	—	—	—	1	1
Mark to Market (MtM) Losses/(Gains) on economic hedges	—	1	—	—	1
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	21	—	—	24

Adjusted EBITDA	80	106	16	(4)	198

Appendix Table A-2: Third Quarter 2014 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	42	11	9	(23)	39
Plus:
Income Tax Expense	—	—	—	10	10
Interest Expense, net	13	22	2	9	46
Depreciation, Amortization, and ARO Expense	14	16	5	—	35
Contract Amortization	10	8	1	—	19
Merger and Transaction Costs	—	—	—	2	2
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	4	11	—	—	15

Adjusted EBITDA	83	68	17	(2)	166

Appendix Table A-3: YTD September 30, 2015 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	103	(1)	20	(63)	59
Plus:
Income Tax Expense	—	—	—	8	8
Interest Expense, net	36	91	5	43	175
Depreciation, Amortization, and ARO Expense	62	89	14	—	165
Contract Amortization	4	35	2	—	41
Loss on Debt Extinguishment	7	2	—	—	9
Merger and Transaction Costs	—	—	—	2	2
Mark to Market (MtM) Losses/(Gains) on economic hedges	—	(2)	—	—	(2)
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	11	39	—	—	50

Adjusted EBITDA	223	253	41	(10)	507

Appendix Table A-4: YTD September 30, 2014 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	93	26	28	(40)	107
Plus:
Income Tax Expense	—	—	—	15	15
Interest Expense, net	39	45	6	17	107
Depreciation, Amortization, and ARO Expense	61	38	14	—	113
Contract Amortization	10	8	2	—	20
Merger and Transaction Costs	—	—	—	2	2
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	11	24	—	—	35

Adjusted EBITDA	214	141	50	(6)	399

Appendix Table A-5: Cash Available for Distribution Reconciliation

The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to adjusted EBITDA:

	Three Months Ended		Nine Months Ended
($ in millions)	9/30/15	9/30/14	9/30/15	9/30/14
Adjusted EBITDA	198	166	507	399
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(43)	(27)	(78)	(61)
Cash distributions from unconsolidated affiliates	27	28	70	38
Cash distributions to non-controlling interest prior to Drop Down (NRG)	—	(31)	—	(30)
Cash interest paid	(53)	(43)	(175)	(98)
Maintenance Capital expenditures	(1)	2	(7)	(3)
Change in other assets	66	64	—	12
Principal amortization of indebtedness	(62)	(65)	(153)	(114)
Cash Available for Distribution	132	94	164	143

Appendix Table A-6: YTD Third Quarter 2015 Sources and Uses of Liquidity

The following table summarizes the sources and uses of liquidity in the first nine months of 2015.

($ in millions)	Nine months ended September 30, 2015
Sources:
Proceeds from Issuance of Class C Shares, net of expenses	$599
Proceeds from Convertible Debt, net of expenses	281
Net cash Provided by Operating Activities	269
Proceeds from Alta X/XI Tax Equity, net of expenses	119
Proceeds from Revolver, net of payments	92
Uses:
Acquisition of Businesses, net of cash acquired	526
Payments for Alta X/XI Long-Term Debt	491
Net Investments in unconsolidated affiliates	335
Payments for Long-Term Debt	153
Dividends and Distributions to NRG Yield’s Shareholders and NRG Energy	99
Other Cash Outflows	21
Capital Expenditures	16

Change in Cash and Cash Equivalents	$(281)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG Yield’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this news release.

Cash Available for Distribution (CAFD) is adjusted EBITDA plus cash dividends from unconsolidated affiliates, less maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in others assets. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.